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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-80333) pertaining to the 1996 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-employee Directors' Stock Option Plan and Options Granted Outside Any Plan of Copper Mountain Networks, Inc. and in the Registration Statement (Form S-8 No. 333-32218) pertaining to the Common Stock Issuable Upon Exercise of Options Assumed by Copper Mountain Networks, Inc., Originally Granted Under the OnPREM Networks Corporation 1998 Stock Option Plan of our report dated February 18, 2000 (except for Note 7, as to which the date is February 29, 2000), with respect to the financial statements of OnPrem Networks Corporation included in this Current Report (Form 8-K) dated February 29, 2000.



                                    /s/ ERNST & YOUNG LLP


San Diego, California
March 9, 2000